SLM Student Loan Trust 1998-2
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/01/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$765,051,885.20	($54,829,407.91)	$710,222,477.29
	ii	Interest to be Capitalized	4,043,790.85		3,588,110.75

	iii	Total Pool	$769,095,676.05		$713,810,588.04

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$769,095,676.05		$713,810,588.04

B	i	Weighted Average Coupon (WAC)	6.140%		6.201%
	ii	Weighted Average Remaining Term	99.70		98.81
	iii	Number of Loans	212,205		198,791
	iv	Number of Borrowers	107,980		101,735

	Notes and Certificates			Spread	Balance 10/25/04	% of Pool*	Balance 1/25/05	% of Pool*
C	i	A-1 Notes	78442GBA3	0.68%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GBB1	0.73%	663,345,676.05	86.250%	608,060,588.04	85.185%
	iii	Certificates	78442GBC9	0.95%	105,750,000.00	13.750%	105,750,000.00	14.815%

	iv	Total Notes and Certificates			$769,095,676.05	100.000%	$713,810,588.04	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,922,739.19	$1,784,526.47
	iv	Reserve Account Floor Balance ($)	$3,006,252.00	$3,006,252.00
	v	Current Reserve Acct Balance ($)	$3,006,252.00	$3,006,252.00

*Percentages may not total 100% due to rounding.

II. 1998-2 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$50,428,714.91
	ii	Principal Collections from Guarantor	7,879,740.37
	iii	Principal Reimbursements	38,107.19
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$58,346,562.47

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$89,777.12
	ii	Capitalized Interest	(3,606,931.68)

	iii	Total Non-Cash Principal Activity	$(3,517,154.56)

C	Total Student Loan Principal Activity		$54,829,407.91

D	Student Loan Interest Activity
	i	Regular Interest Collections	$6,900,145.16
	ii	Interest Claims Received from Guarantors	469,427.17
	iii	Collection Fees/Returned Items	43,870.86
	iv	Late Fee Reimbursements	336,818.03
	v	Interest Reimbursements	20,371.15
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	454,158.89
	viii	Subsidy Payments	664,875.56

	ix	Total Interest Collections	$8,889,666.82

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$356.76
	ii	Capitalized Interest	3,606,931.68

	iii	Total Non-Cash Interest Adjustments	$3,607,288.44

F	Total Student Loan Interest Activity		$12,496,955.26

G	Non-Reimbursable Losses During Collection Period		$86,447.21

H	Cumulative Non-Reimbursable Losses to Date		$2,936,431.16

III. 1998-2 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$36,154,631.56
	ii	Consolidation Principal Payments	22,153,823.72
	iii	Reimbursements by Seller	(525.99)
	iv	Borrower Benefits Reimbursements	4,080.57
	v	Reimbursements by Servicer	4,278.78
	vi	Re-purchased Principal	30,273.83

	vii	Total Principal Collections	$58,346,562.47

B	Interest Collections
	i	Interest Payments Received	$8,256,936.06
	ii	Consolidation Interest Payments	231,670.72
	iii	Reimbursements by Seller	2,564.03
	iv	Borrower Benefits Reimbursements	310.29
	v	Reimbursements by Servicer	16,075.65
	vi	Re-purchased Interest	1,421.18
	vii	Collection Fees/Return Items	43,870.86
	viii	Late Fees	336,818.03

	ix	Total Interest Collections	$8,889,666.82

C	Other Reimbursements		$360,596.86

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$67,596,826.15

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(924,843.96)
		Consolidation Loan Rebate Fees	$(577,847.54)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$66,094,134.65

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee - Non-Consolidation Loans	$316,716.16
	ii	Primary Servicing Fee - Consolidation Loans	$127,206.28

H	Servicing Fees Due for Current Period		$443,922.44

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$463,922.44

IV. 1998-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	3.817%	3.812%	1,222	967	0.576%	0.486%	$4,169,056.53	$3,325,817.46	0.545%	0.468%

Grace
Current	3.798%	3.842%	493	232	0.232%	0.117%	1,537,016.75	777,516.09	0.201%	0.109%

TOTAL INTERIM	3.812%	3.817%	1,715	1,199	0.808%	0.603%	$5,706,073.28	$4,103,333.55	0.746%	0.578%
REPAYMENT
Active
Current	6.374%	6.422%	142,414	133,559	67.112%	67.186%	$462,086,064.84	$428,854,922.65	60.399%	60.383%
31-60 Days Delinquent	6.419%	6.402%	7,948	7,980	3.745%	4.014%	33,889,134.51	33,585,523.78	4.430%	4.729%
61-90 Days Delinquent	6.135%	6.167%	4,541	4,851	2.140%	2.440%	20,213,703.79	21,746,869.12	2.642%	3.062%
91-120 Days Delinquent	6.122%	6.156%	3,217	2,914	1.516%	1.466%	14,312,948.27	13,148,026.57	1.871%	1.851%
> 120 Days Delinquent	5.829%	5.901%	9,123	8,765	4.299%	4.409%	41,149,723.52	39,511,890.03	5.379%	5.563%

Deferment
Current	5.420%	5.497%	23,782	21,382	11.207%	10.756%	91,440,384.37	81,754,310.63	11.952%	11.511%

Forbearance
Current	5.887%	5.979%	18,396	16,842	8.669%	8.472%	91,565,395.03	82,584,025.19	11.969%	11.628%

TOTAL REPAYMENT	6.160%	6.219%	209,421	196,293	98.688%	98.743%	$754,657,354.33	$701,185,567.97	98.641%	98.728%
Claims in Process (1)	5.786%	5.585%	1,064	1,294	0.501%	0.651%	$4,677,137.91	$4,922,814.47	0.611%	0.693%
Aged Claims Rejected (2)	4.170%	4.170%	5	5	0.002%	0.003%	$11,319.68	$10,761.30	0.001%	0.002%
GRAND TOTAL	6.140%	6.201%	212,205	198,791	100.000%	100.000%	$765,051,885.20	$710,222,477.29	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1998-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.291%	118,476	$236,374,302.39	33.282%
- GSL - Unsubsidized	4.086%	39,992	$114,428,993.47	16.112%
- PLUS Loans	5.267%	11,412	$33,981,851.24	4.785%
- SLS Loans	5.340%	7,455	$23,950,183.39	3.372%
- Consolidation Loans:	8.662%	21,456	$301,487,146.80	42.450%

- Total	6.201%	198,791	$710,222,477.29	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.430%	143,717	$350,322,009.64	49.326%
-Two Year	4.258%	23,584	$42,348,971.47	5.963%
-Technical	4.311%	10,243	$18,796,331.58	2.647%
-Other	8.661%	21,247	$298,755,164.60	42.065%

- Total	6.201%	198,791	$710,222,477.29	100.000%

*Percentages may not total 100% due to rounding.

VI. 1998-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$10,484,735.34
B	Interest Subsidy Payments Accrued During Collection Period		576,011.34
C	SAP Payments Accrued During Collection Period		1,137,364.35
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		285,762.64
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$12,483,873.67

G	Student Loan Rate
	i	Days in Calculation Period	92
	ii	Days in Year	365
	iii	Net Expected Interest Collections	$12,483,873.67
	iv	Primary Servicing Fee	$1,368,766.40
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$769,095,676.05
	vii	Student Loan Rate	5.72343%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(10/25/04 - 1/25/05)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.92348%
K	Class A-2 Interest Rate	0.007368772	(10/25/04 - 1/25/05)	2.92348%
L	Certificate T-Bill Based Rate of Return			3.14348%
M	Certificate Rate of Return	0.007923292	(10/25/04 - 1/25/05)	3.14348%

VII. 1998-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
10/25/2004	–	10/25/2004	1	1.803%	2.533%	2.753%

10/26/2004	–	11/01/2004	7	1.890%	2.620%	2.840%

11/02/2004	–	11/08/2004	7	1.987%	2.717%	2.937%

11/09/2004	–	11/15/2004	7	2.084%	2.814%	3.034%

11/16/2004	–	11/22/2004	7	2.115%	2.845%	3.065%

11/23/2004	–	11/29/2004	7	2.197%	2.927%	3.147%

11/30/2004	–	12/6/2004	7	2.238%	2.968%	3.188%

12/07/2004	–	12/13/2004	7	2.253%	2.983%	3.203%

12/14/2004	–	12/20/2004	7	2.243%	2.973%	3.193%

12/21/2004	–	12/27/2004	7	2.223%	2.953%	3.173%

12/28/2004	–	01/03/2005	7	2.269%	2.999%	3.219%

01/04/2005	–	01/10/2005	7	2.320%	3.050%	3.270%

01/11/2005	–	01/24/2005	14	2.376%	3.106%	3.326%

Total Days in Accrual Period			92

VIII. 1998-2 Inputs From Previous Quarterly Servicing Reports 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$765,051,885.20
	ii	Interest To Be Capitalized	4,043,790.85

	iii	Total Pool	$769,095,676.05
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$769,095,676.05

B	Total Note and Certificate Factor		0.2545587
C	Total Note and Certificate Balance		$769,095,676.05

D	Note Balance 10/25/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.5362276	1.0000000
	ii	Expected Note Balance	$0.00	$663,345,676.05	$105,750,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,006,252.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1998-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$66,379,897.29	$66,379,897.29

B	Primary Servicing Fees-Current Month		$443,922.44	$65,935,974.85

C	Administration Fee		$20,000.00	$65,915,974.85

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$65,915,974.85
	ii	Class A-2	$4,888,042.72	$61,027,932.13

	iii	Total Noteholder’s Interest Distribution	$4,888,042.72

E	Certificateholder’s Return Distribution Amount		$837,888.13	$60,190,044.00

F	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1	$0.00	$60,190,044.00
	ii	Class A-2	$55,285,088.01	$4,904,955.99

	iii	Total Noteholder’s Principal Distribution	$55,285,088.01

G	Certificateholder’s Balance Distribution Amount		$0.00	$4,904,955.99

H	Increase to the Specified Reserve Account Balance		$0.00	$4,904,955.99

I	Carryover Servicing Fees		$0.00	$4,904,955.99

J	Noteholder’s Interest Carryover

	i	Class A-1	$0.00	$4,904,955.99
	i	Class A-2	$0.00	$4,904,955.99

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$4,904,955.99

L	Excess to Reserve Account		$4,904,955.99	$0.00

X. 1998-2 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$4,888,042.72	$837,888.13
	ii	Quarterly Interest Paid		0.00	4,888,042.72	837,888.13

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$55,285,088.01	$0.00
	viii	Quarterly Principal Paid		0.00	55,285,088.01	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$60,173,130.73	$837,888.13

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 12/31/04		$769,095,676.05
	ii	Adjusted Pool Balance 12/31/04		713,810,588.04

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$55,285,088.01

	iv	Adjusted Pool Balance 9/30/04		$769,095,676.05
	v	Adjusted Pool Balance 12/31/04		713,810,588.04

	vi	Current Principal Due (iv-v)		$55,285,088.01
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$55,285,088.01

	ix	Principal Distribution Amount Paid		$55,285,088.01

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$55,285,088.01
D		Total Interest Distribution		5,725,930.85

E		Total Cash Distributions - Note and Certificates		$61,011,018.86

F	Note & Certificate Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	(78442GBA3)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GBB1)	$663,345,676.05	$608,060,588.04
		A-2 Note Pool Factor		0.5362276	0.4915369

	iii	Certificate Balance	(78442GBC9)	$105,750,000.00	$105,750,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$3,006,252.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$4,904,955.99

	iv	Total Reserve Account Balance Available			$7,911,207.99
	v	Required Reserve Account Balance			$3,006,252.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Excess Certificateholder			$4,904,955.99
	viii	Ending Reserve Account Balance			$3,006,252.00

XI. 1998-2 Historical Pool Information

							2003
			10/01/04-12/31/04	7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03
Beginning Student Loan Portfolio Balance			$765,051,885.20	$858,658,872.38	$905,063,807.71	$975,327,940.45	$1,348,991,397.31

	Student Loan Principal Activity
	i	Regular Principal Collections	$50,428,714.91	$88,607,344.97	$42,882,674.43	$67,058,238.37	$309,195,553.11
	ii	Principal Collections from Guarantor	7,879,740.37	8,464,800.32	7,508,298.16	7,204,145.23	34,304,271.86
	iii	Principal Reimbursements	38,107.19	36,871.40	90,249.80	172,532.59	52,745,255.90
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$58,346,562.47	$97,109,016.69	$50,481,222.39	$74,434,916.19	$396,245,080.87
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$89,777.12	$120,217.32	$57,872.33	$105,979.00	$2,797,276.24
	ii	Capitalized Interest	(3,606,931.68)	(3,622,246.83)	(4,134,159.39)	(4,276,762.45)	(25,378,900.25)

	iii	Total Non-Cash Principal Activity	$(3,517,154.56)	$(3,502,029.51)	$(4,076,287.06)	$(4,170,783.45)	$(22,581,624.01)

(-)	Total Student Loan Principal Activity		$54,829,407.91	$93,606,987.18	$46,404,935.33	$70,264,132.74	$373,663,456.86

	Student Loan Interest Activity
	i	Regular Interest Collections	$6,900,145.16	$7,705,756.43	$7,758,875.55	$8,558,171.71	$42,084,567.09
	ii	Interest Claims Received from Guarantors	469,427.17	483,892.25	423,475.10	438,257.26	2,219,876.88
	iii	Collection Fees/Return Items	43,870.86	44,648.99	36,235.28	38,638.32	105,835.70
	iv	Late Fee Reimbursements	336,818.03	423,658.99	333,427.96	418,390.92	1,607,339.37
	v	Interest Reimbursements	20,371.15	22,910.52	29,487.22	18,169.26	433,025.64
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	454,158.89	19,732.94	(499.65)	(68.63)	(2,831.70)
	viii	Subsidy Payments	664,875.56	741,538.03	802,973.47	810,931.34	4,452,909.91

	ix	Total Interest Collections	$8,889,666.82	$9,442,138.15	$9,383,974.93	$10,282,490.18	$50,900,722.89
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$356.76	$1,430.56	$1,153.89	$8,766.56	$(2,293,707.61)
	ii	Capitalized Interest	3,606,931.68	3,622,246.83	4,134,159.39	4,276,762.45	25,378,900.25

	iii	Total Non-Cash Interest Adjustments	$3,607,288.44	$3,623,677.39	$4,135,313.28	$4,285,529.01	$23,085,192.64

	Total Student Loan Interest Activity		$12,496,955.26	$13,065,815.54	$13,519,288.21	$14,568,019.19	$73,985,915.53
(=)	Ending Student Loan Portfolio Balance		$710,222,477.29	$765,051,885.20	$858,658,872.38	$905,063,807.71	$975,327,940.45
(+)	Interest to be Capitalized		$3,588,110.75	$4,043,790.85	$4,388,268.77	$4,847,745.50	$5,035,075.87

(=)	TOTAL POOL		$713,810,588.04	$769,095,676.05	$863,047,141.15	$909,911,553.21	$980,363,016.32

(+)	Reserve Account Balance		$—	$—	$—	$—	$—

(=)	Total Adjusted Pool		$713,810,588.04	$769,095,676.05	$863,047,141.15	$909,911,553.21	$980,363,016.32

XII. 1998-2 Historical Pool Information (continued)

			2002	2001	2000	1999	1998
			1/1/02-12/31/02	1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	5/25/98-12/31/98
Beginning Student Loan Portfolio Balance			$1,807,063,090.73	$2,179,501,738.20	$2,478,450,859.13	$2,823,690,030.91	$2,955,578,269.52

	Student Loan Principal Activity
	i	Regular Principal Collections	$249,376,914.42	$308,222,637.03	$270,189,414.91	$289,650,113.50	$173,179,705.90
	ii	Principal Collections from Guarantor	38,315,004.41	40,090,632.83	28,880,539.85	44,344,917.02	10,013,232.79
	iii	Principal Reimbursements	204,903,388.80	75,438,636.01	65,740,828.14	76,932,103.41	1,684,994.12
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$492,595,307.63	$423,751,905.87	$364,810,782.90	$410,927,133.93	$184,877,932.81
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$4,748,116.20	$5,070,334.48	$6,713,908.10	$8,145,563.72	$5,290,698.85
	ii	Capitalized Interest	(39,271,730.41)	(56,383,592.88)	(72,575,570.07)	(73,833,525.87)	(58,280,393.05)

	iii	Total Non-Cash Principal Activity	$(34,523,614.21)	$(51,313,258.40)	$(65,861,661.97)	$(65,687,962.15)	$(52,989,694.20)

(-)	Total Student Loan Principal Activity		$458,071,693.42	$372,438,647.47	$298,949,120.93	$345,239,171.78	$131,888,238.61

	Student Loan Interest Activity
	i	Regular Interest Collections	$64,638,619.04	$97,577,037.95	$114,269,186.18	$125,225,229.37	$79,142,828.23
	ii	Interest Claims Received from Guarantors	2,751,470.75	3,112,887.56	1,908,019.28	2,801,216.68	508,802.25
	iii	Collection Fees/Return Items	37,460.88	—	—	—	—
	iv	Late Fee Reimbursements	1,772,241.91	2,178,451.26	2,250,596.39	2,230,935.90	681,666.76
	v	Interest Reimbursements	1,864,879.67	903,079.96	792,993.91	1,237,485.77	33,322.25
	vi	Other System Adjustments	—	—	(1,313.11)	—	—
	vii	Special Allowance Payments	(1,211.15)	4,319,306.63	17,519,965.77	1,133,152.00	544,110.01
	viii	Subsidy Payments	8,147,039.64	13,743,771.20	18,867,208.16	29,803,624.77	15,023,783.79

	ix	Total Interest Collections	$79,210,500.74	$121,834,534.56	$155,606,656.58	$162,431,644.49	$95,934,513.29
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,209,270.99)	$(4,482,180.67)	$(6,291,939.80)	$(7,343,266.92)	$(5,109,872.63)
	ii	Capitalized Interest	39,271,730.41	56,383,592.88	72,575,570.07	73,833,525.87	58,280,393.05

	iii	Total Non-Cash Interest Adjustments	$35,062,459.42	$51,901,412.21	$66,283,630.27	$66,490,258.95	$53,170,520.42

	Total Student Loan Interest Activity		$114,272,960.16	$173,735,946.77	$221,890,286.85	$228,921,903.44	$149,105,033.71
(=)	Ending Student Loan Portfolio Balance		$1,348,991,397.31	$1,807,063,090.73	$2,179,501,738.20	$2,478,450,859.13	$2,823,690,030.91
(+)	Interest to be Capitalized		$7,427,660.00	$11,593,031.44	$16,570,841.32	$27,266,177.71	$35,151,420.12

(=)	TOTAL POOL		$1,356,419,057.31	$1,818,656,122.17	$2,196,072,579.52	$2,505,717,036.84	$2,858,841,451.03

(+)	Reserve Account Balance		$3,391,047.64	$4,546,640.31	$5,490,181.45	$6,264,292.59	$7,147,103.63

(=)	Total Adjusted Pool		$1,359,810,104.95	$1,823,202,762.48	$2,201,562,760.97	$2,511,981,329.43	$2,865,988,554.66

XII. 1998-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-98	$3,006,252,430	—

Oct-98	$2,924,778,177	4.32%

Jan-99	$2,858,841,451	4.03%

Apr-99	$2,762,636,361	4.98%

Jul-99	$2,645,917,859	6.18%

Oct-99	$2,569,575,554	5.88%

Jan-00	$2,505,717,037	5.37%

Apr-00	$2,431,112,921	5.14%

Jul-00	$2,356,448,478	4.97%

Oct-00	$2,269,070,914	5.06%

Jan-01	$2,196,072,580	4.90%

Apr-01	$2,124,035,212	4.74%

Jul-01	$2,040,922,850	4.76%

Oct-01	$1,939,286,144	5.06%

Jan-02	$1,818,656,122	5.63%

Apr-02	$1,705,893,536	6.09%

Jul-02	$1,617,068,813	6.26%

Oct-02	$1,476,422,405	7.18%

Jan-03	$1,356,419,057	7.83%

Apr-03	$1,251,903,874	8.29%

Jul-03	$1,190,240,559	8.13%

Oct-03	$1,053,647,548	9.17%

Jan-04	$980,363,016	9.26%

Apr-04	$909,911,553	9.35%

Jul-04	$863,047,141	9.06%

Oct-04	$769,095,676	9.64%

Jan-05	$713,810,588.04	9.61%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.